UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Intelsat S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	000-50262	98-0346003
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg		L-1246
(Address of principal executive offices)		(Zip Code)

+(352) 27 84 1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 12, 2012, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”) commenced tender offers (the “Tender Offers”) to purchase for cash any and all of its outstanding $701,913,000 aggregate principal amount of 9 1/2% Senior Notes due 2016 (the “9 1/2% Notes”) and up to $470,000,000 aggregate principal amount of its outstanding $1,048,220,000 aggregate principal amount of 11 1/4% Senior Notes due 2016 (the “11 1/4% Notes”). On April 26, 2012, Intelsat Jackson purchased $48,042,000 aggregate principal amount of the 9 1/2% Notes and $10,059,000 aggregate principal amount of the 11 1/4% Notes, in each case that were tendered prior to 5:00 p.m. New York City time on Wednesday, April 25, 2012 (the “Early Tender Time”), pursuant to the Tender Offers. Each of the Tender Offers expired at 12:00 midnight, New York City time on Wednesday, May 9, 2012 (the “Expiration Time”).

On May 10, 2012, Intelsat Jackson was advised by Global Bondholder Services Corporation, as the depositary for the Tender Offers, that after the Early Tender Time and prior to the Expiration Time, Intelsat Jackson had received tenders of an additional $1,502,000 aggregate principal amount of the 9 1/2% Notes and no additional tenders of the 11 1/4% Notes pursuant to the Tender Offers. Including accrued and unpaid interest, on May 10, 2012, Intelsat Jackson paid $1,618,305.70 in consideration for the 9 1/2% Notes tendered after the Early Tender Time and prior to the Expiration Time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: May 10, 2012	By:	/s/ Phillip L. Spector
	Name:	Phillip L. Spector
	Title:	Executive Vice President, General Counsel and Assistant Secretary